CROUCH, BIERWOLF & CHISHOLM
                            Certified Public Accountants
                            50 West Broadway, Suite 1130
                            Salt Lake City, Utah 84101
                                 (801) 363-1175



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We hereby consent to the use of our report, dated May 10, 2000, in this quarterly report on Form 10-Q for Corvallis, Inc.


/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
May 10, 2000